UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2020

BIOHITECH GLOBAL, INC.

  (Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHTG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On July 9, 2020, Walter Littlejohn III joined the Board of Directors of BioHiTech Global, Inc. (the “Company”). Mr. Littlejohn’s biographical information is provided below. Mr. Littlejohn will be granted 27,027 Restricted Stock Units of the Company’s common stock that will vest 13,513 on January 1, 2021 and 13,514 on May 31, 2021, plus the reimbursement of out of pocket expenses in connection with attendance of meetings of the Board of Directors.

Walter Littlejohn III, 51, Independent Director. Mr. Littlejohn is presently and since March 2020 Senior Vice President and Managing Director of Crystal River Cruises, a Miami Florida based division of Crystal Cruises and served as its Vice President and Managing director from June 2016 until his appointment as Senior Vice President. Prior to joining Crystal Cruises and from March 2012, Mr. Littlejohn was Vice President – Reservations with AmaWaterways, a Calabasas California based river cruise line. Prior thereto Mr. Littlejohn held various management positions with Expedia, Chartwell Vacations and Carnival Cruise Lines. Mr. Littlejohn received a Bachelor of Science in Economics from the Warton School of the University of Pennsylvania.

On July 10, 2020 The Company issued a press release announcing the appointment of Walter Littlejohn III as Independent Director. A copy of the press release is attached as Exhibit 99.1 to this current Report and is incorporated herein by Reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Number	Description
99.1	Press Release dated July 10, 2020 entitled “BioHiTech Global Appoints Walter Littlejohn III as an Independent Member of its Board of Directors”.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2020	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)